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                                                                    EXHIBIT 10.1

                              MANAGEMENT AGREEMENT

THIS AGREEMENT is made this 28th day of February, 2005

BY AND BETWEEN;

(1) QUINTANA MANAGEMENT LLC incorporated on February 18th, 2005 of Ajeltake Island, Majuro, Marshall Islands, duly represented in the presents by Mr Stamatis Molaris, of Kyprou Street and 13 Pandoras Street, Glyfada 166 74, Greece (hereinafter called "QUINTANA")

(2) BLOSSOM MARITIME CORPORATION incorporated on February 8th, 1985 of 80 Broad street,]Monrovia, Liberia having an established office in Greece, under the provisions of Law 89, in Akti Miaouli 33, Piraeus, duly represented in the presents by MR CHRISIOS BACHOS of 5 Alsous Street, Ekali, Greece, (hereinafter called "BLOSSOM")

WHEREAS:

      (A) Quintana will establish an office in Greece under the provisions of Law 89 as amended in order to represent, manage and commercially operate oceangoing vessels, which will be owned by separate corporate entities (hereinafter the "Owners" and each an "Owner"),

      (B) Blossom is a company which has an extensive experience in the technical management of vessels and has the capability to provide technical and crewing services to vessels represented by Quintana.

      (C) It has been agreed between Quintana and Blossom that for the period and subject to the terms and conditions hereinafter expressed and contained, Blossom shall be and is hereby appointed to act as technical manager to provide services to the vessels in consideration of the management fees as specified hereunder.

NOW THEREFORE, IT IS HEREBY MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO AS
FOLLOWS:

      1. Quintana appoints Blossom and Blossom hereby agrees to act as technical manager of those vessels represented by Quintana that Quintana elects to place under the technical management of Blossom and Blossom approves (hereinafter called the "Vessels" and each a "Vessel") and in that capacity and subject as hereinafter provided, Blossom shall have and has been entrusted with the technical management of the Vessels.

      2. For each Vessel, Quintana shall cause each Owner to enter with Blossom into a Bimco Shipman 98 Contract ("the Shipman Contract") starting from the date the respective MOA is signed, with the agreed terms as per the attached draft in Appendix I hereto, and Blossom shall act and do all and/or any of the following acts or things in the name and/or on behalf of Quintana and/or the Owners in all parts of the world directly or through its agents and such technical management shall include inter alia:

      (a) The appointment of agents for the Vessel in all parts of the world;

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      (b) The manning of the Vessel and engaging master, officers and crew hereof in accordance with the requirements of the Vessel and according to the conditions currently applying to sea-going personnel;

      (c) Subject to Quintana's approval, carrying out extensive repairs of damages caused to any Vessel by accidents, wear and tear or by advent of risks and repairs relating to the periodical surveys of the Vessel for the maintenance of her classification and also arranging and supervising Vessel's dry-dockings. Blossom is authorised to carry out minor repair when same are needed, or emergency repairs and other remedial actions required by applicable rules with prior notice to Quintana, with Quintana arranging timely advance funding from the vessels' Owners to cover the costs in all circumstances above.

      (d) Maintaining at the expense of Quintana and in full understanding with Quintana all equipment necessary for the full and efficient operation of the Vessels;

      (e) Protecting Quintana's and the Owners' interests with respect to all liens, penalties and claims involving third parties including master, officers and crew of the Vessels, but being under no obligation to post security, counter-indemnities or equivalent with the purpose of releasing any vessel from any attachment or lien, nor under any obligation to pay or settle by its own means any penalties or claims arising in spite of Blossom's protective actions;

      (f) Subject to Quintana's approval, the insuring and effecting insurance covers on the Vessels, and the entering of the Vessels in a Protection and Indemnity Association as well as Defense Association. Also to effect Hull and Machinery sad War Risks insurance for the Vessels, under the terms and conditions agreed between Quintana and Blossom on behalf of Owners.

3. Quintana shall cause that all monies necessarily expended by Blossom in the fulfillment of any of its obligations under this agreement in respect of the maintenance and operation of the Vessels save such expenses as are referred to in Clause No.9 hereof shall be reimbursed upon Blossom's first application through Quintana and shall cause for advances to be paid to Blossom on account of reasonable estimates for funds required as these may be submitted from time to time by Blossom, followed by the prompt settlement of the final balances, once the final amounts are ascertained.

4. To contest, and subject to Quintana's approval, to adjust, compromise or settle any claims made against any Vessel, and to refer disputes to arbitration on such terms and in such manner as Blossom and Quintana shall think fit and advisable,

5. Blossom will not do any act or voluntarily permit or suffer any act to be done whereby any insurance placed on or in respect of the Vessel shall or may be suspended, impaired or defeated.

6. Blossom shall maintain detailed financial records relating to the operation of the Vessels. The above records shall be open to inspection at any time by Quintana or its duly accredited representatives.

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Furthermore, Blossom shall, upon the request of Quintana and at Quintana's expense, prepare and submit to Quintana, annual financial statements within ninety (90) days from the close of the fiscal year for each Vessel, showing in detail the results of the operation of the Vessel. Quintana may at its will and expense appoint auditors to check the financial statements issued by Blossom and Blossom is obliged to avail to Quintana all records of the Vessels and any other information documents or vouchers.

7. Blossom shall take any such additional action as Quintana may from time to time prescribe, and shall fulfill any obligation of Quintana in respect of the Vessels under the terms and conditions and exceptions of any covering charterparty or otherwise to facilitate the operation and maintenance of the Vessel. Any funding related to these requirements to be dealt with as per clause 3 hereinabove.

8. Blossom shall receive as remuneration for its services under this agreement a fee amounting to:

      a) management fees of US$350 per Vessel per day for each of the first four
      (4) Vessels, which will be raised to US$400 per Vessel per day for all vessels following the acquisition of the fifth(5) vessel, which shall be payable monthly in advance.

      b) for pre-purchase review and/or inspection of class records for any vessel requested by Quintana, US$100, plus fees and disbursements of third parties.

      c) for pre-purchase physical inspection of any vessel required by Quintana, US$200 plus fees and disbursements of third parties such as subcontracted surveyors.

      d) for DPA fees for auditing ISM/ISPS no more than US$120 per day.

      e) should Quintana request Blossom additionally either to review items under 8.b or attend to 8.c then Blossom shall receive an additional
      (euro)500 per day calculated pro rata.

9. Blossom shall at its own expense provide all necessary offices, pay for all stationery, printing, postages, domestic telephone and all other usual office expenses incurred by it as Manager in or about the business of the Management of the Vessel. Foreign telephones, telegrams, telexes, cables and wireless messages as well as travel expenses for Blossom's personnel and superintendents directly incurred in connection with the operation, maintenance and repair of the Vessels shall be for Owners' account and billed to the cost of operation including superintendents' fees.

10. It is expressly stipulated that Blossom has not and will not for the duration of the present Agreement contribute in any way into the commercial and financial considerations of the respective Owners neither into any representations regarding the freight market, appraisals, projections nor generally any financial or other parameters relied upon by the Owners and/or Quintana, to purchase or not purchase the Vessels. Blossom has not and will not make any of the above, nor make recommendations, and therefore shall bear no responsibility whatsoever for commercial and financial outcomes, beyond providing a quality technical management service for the smooth running of the Vessels.

11. Blossom has no involvement in the capital raising and/or borrowing, and consequently will not give any corporate guarantee, nor will its principals give any personal guarantees.

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12. Commencement of the Agreement. The cooperation and relationship between
Quintana and Blossom shall commence on the date hereof. The appointment of Blossom as technical manager of a Vessel, and the calculation of the respective fees, shall be deemed to have commenced as from the date of signing of the respective MOA and Shipman Contract. All Shipman Contracts shall be under and subject to the existence and validity of the present Agreement.

13. If Blossom shall by any act of omission be in breach of a serious obligation under this Agreement or any Shipman Contract, Quintana may terminate this Agreement forthwith and by giving Notice thereof to Blossom, without being liable to pay any compensation to Blossom. Also this contract is terminated if Blossom is or becomes blacklisted by any State in relation to vessels managed by it or goes into bankruptcy whether compulsory or voluntary or enters into any agreement or makes any composition with its creditors without Quintana being liable to pay any compensation to Blossom by reason of such termination, but this right to terminate this agreement shall be in addition to and without prejudice to any rights which Quintana may have against Blossom in law or in equity. Subject as aforesaid, this Agreement shall remain in force from the date hereof for twelve (12) months renewable for a same period latest six (6) months prior to expiration of the current period or until all Vessels are sold or otherwise disposed of or lost, whichever the earliest. The stipulations of this Clause 13 apply mutatis mutandis in case where Quintana is in breach in respect of its obligations towards Blossom.

14. Quintana shall have the option to cancel the present Agreement by giving a minimum six (6) months notice to Blossom. In such case the notice shall cover all Shipman Contracts in relation to the Vessels. In such case Quintana shall cover any direct costs incurred by Blossom in relation to modifications to Blossom's premises in order to accommodate any additional personnel hired by Blossom in order to better serve the technical management of the Vessels. Quintana shall also cover the severance pay of all such additional personnel unless this personnel waives this right by reason of accepting to be taken over/employed either by Quintana directly or under a different company under the control of or subject to an agreement with Quintana.

15. Notices

Every notice, request, demand or other communication under the present Agreement or, unless otherwise provided therein, any of the Shipman Contracts shall:

      (a) be in writing delivered personally or sent by telex or fax;

      (b) be sent:

            (i)   if to be sent to Quintana or any Owner,

             c/O QUINTANA MANAGEMENT LLC,
             Kyprou Street and 13 Pandoras Street,
             166 74 Glyfada, Greece,
             Fax No. : +30 210
             Attention: Mr. Stamatis Molaris

            (ii)  if to be sent to Blossom, to

             BLOSSOM MARITIME CORPORATION
             33 Akti Miaouli
             185 35 Piraeus, Greece
             Fax No.: +30 210
             Attention : Mr. George Pandelis Lemos

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      or to such other person, address, telex or fax number as is notified by one party to the other party or, as the case may be, parties to this Agreement and the Shipman Contacts.

16. CONFIDENTIALITY

Each of the parties hereto agree and undertake to keep confidential any documentation and any confidential information concerning the business, affairs, directors or employees of the other which comes into its possession during this Agreement and not to use any such documentation, information for any purpose other than for which it was provided.

17. This Agreement shall be deemed to be a contract according to Greek law and shall in all respects be construed and interpreted and be enforceable according to Greek law.

18. In case any dispute of difference shall arise between Quintana and Blossom in connection with the interpretation and fulfillment of this contract, such dispute or difference shall be referred to two arbitrators in Piraeus one to be appointed by Quintana and one by Blossom respectively and in case of disagreement between said two arbitrators said disputes shall be referred to an umpire to be appointed by the two arbitrators so chosen.

19. This Contract cannot be assigned to any other party without the written approval of either party to this Agreement.

20. In the event of there being any conflict between this Agreement on the one hand and any Shipman Contract on the other hand, this Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

SIGNED by                                          )
/s/ STAMATIS V. MOLARIS                            )
----------------------------
the duly authorised attorney                       )
for and on behalf of                               )
QUINTANA MANAGEMENT LLC                            )
In the presence of: [ILLEGIBLE]                    )
[ILLEGIBLE]

SIGNED by                                          )
/s/ CHCISTOS BACHOS                                )
-----------------------------
the duly authorised attorney                       )
for and on behalf of                               )
BLOSSOM MARITIME CORPORATION                       )
In the presence of: [ILLEGIBLE]                    )

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                                   APPENDIX I

                       STANDARD SHIP MANAGEMENT AGREEMENT
                                  "SHIPMAN 98"

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